UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2021

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BEAT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed on December 21, 2020 with the Securities and Exchange Commission (the “SEC”) by BioTelemetry, Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of December 18, 2020 (the “Merger Agreement”), with Philips Holding USA Inc., a Delaware corporation (“Parent”), and Davies Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Item 1.02 Termination of a Material Definitive Agreement.

On February 9, 2021, in connection with the transactions contemplated by the Merger Agreement, the Company terminated the Amended and Restated Credit Agreement (the “Credit Agreement”), dated January 27, 2020, by and among the Company, the subsidiary guarantors party thereto, the lenders from time to time party thereto and Truist Bank (successor to SunTrust Bank), as administrative agent for the lenders and as issuing bank and swingline lender, and the Amended and Restated Security and Pledge Agreement, dated January 27, 2020, entered into by the Company and each subsidiary guarantor party thereto in favor of Truist Bank, as administrative agent, for the benefit of the holders of the obligations under the Credit Agreement. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on December 23, 2020, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (“Shares”), for $72.00 per Share, net to the seller in cash (the “Offer Price”), without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2020 (as amended or supplemented), and the related letter of transmittal.

The Offer expired at 12:00 midnight, New York time, on February 9, 2021 (the “Expiration Time”), (one minute after 11:59 p.m., New York time on February 8, 2021), as scheduled, and was not extended. American Stock Transfer & Trust Company, LLC, the depositary and paying agent in the Offer (the “Depositary and Paying Agent”), advised Purchaser that, as of the Expiration Time, a total of 27,182,062 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 78.96% of the outstanding Shares. As a result, on February 9, 2021, Purchaser accepted for payment (such time of acceptance for payment, the “Offer Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares was made on February 9, 2021 to the Depositary and Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The Depositary and Paying Agent also advised Parent and Purchaser that, as of the Expiration Time, it received notices of guaranteed delivery with respect to 1,569,222 additional Shares, representing approximately 4.56% of the outstanding Shares.

On February 9, 2021, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent. The Merger was effected without a vote or meeting of the Company stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by any stockholders who properly exercised their appraisal rights under Section 262 of the DGCL in connection with the Merger, and (ii) Shares owned by the Company, Parent, Purchaser, or Koninklijke Philips N.V., a corporation organized under the laws of The Netherlands, which Shares will be cancelled and cease to exist) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and less any applicable withholding taxes.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $2.75 billion, including related transaction fees and expenses. Parent and Purchaser funded the payment of Shares from cash on hand.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 21, 2020, and is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.01, on February 9, 2021, the Company (i) notified the NASDAQ Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Offer Acceptance Time. Upon the consummation of the Merger, the Company became a subsidiary of Parent.

The total amount of funds required to purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger was approximately $2.68 billion, without giving effect to related transaction fees and expenses. Parent and Purchaser funded the payment of Shares from cash on hand.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Merger, each of Kirk Gorman, Joseph H. Capper, Anthony J. Conti, Laura Dietch, Joseph A. Frick, Colin Hill, Tiffany Olson, Stephan Rietiker, M.D., Rebecca W. Rimel, and Robert J. Rubin, M.D. resigned as directors of the Company’s Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, which consisted of Ling Liu and Joseph E. Innamorati, became the directors of the Company immediately after the Effective Time. Biographical and other information with respect to the new directors of the Company is set forth in Annex A to the Offer to Purchase, dated December 23, 2020 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Purchaser on December 23, 2020 (together with any amendments and supplements thereto), which is incorporated herein by reference.

In connection with the Merger, each of the officers of the Company immediately prior to the Effective Time continued in their positions with the Company after the Effective Time.

Item 9.01. Financial Statements and Exhibits.

Exhibits (d).

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 18, 2020, by and among BioTelemetry, Inc., Philips Holding USA Inc. and Davies Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by BioTelemetry, Inc. on December 21, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTELEMETRY, INC.

Date: February 9, 2021	By:	/s/ Heather C. Getz
Name: Heather C. Getz Title: Executive Vice President, Chief Financial and Administrative Officer